UNITED STATES
                SECURITIES EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2002

                   REDCELL POWER CORPORATION
      ----------------------------------------------------
     (Exact name of registrant as specified in its charter)


        DELAWARE                           13-4044390
        --------                           ----------
(State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification No.)

1250-999 West Hastings
Vancouver, British Columbia                 V6C 2W2
--------------------------------          -----------
Address of principal Executive Offices      Zip Code

Registrant's Telephone Number    (604) 605-8852


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Item 4.  RESIGNATION OF REGISTRANT'S DIRECTORS

On August 31, 2002, one of our directors, Mr. Jannie Retief, resigned as a director of RedCell Power Corporation. There was no disagreement between Mr. Retief on any matter relating to the company's operations, policies or practices. Mr. Retief shall remain as Vice president of Operations for the company and shall render his services in performing specific tasks assigned by the Board of Directors or the company's management which shall assist the company in its ongoing development and growth.

The vacancy created by the resignation of Mr. Retief on the Board of Directors has been filled with the appointment of Mr. Alain Kardos to the Board. Mr. Kardos possesses over twelve years of corporate experience in sales/marketing and growing business to profitability. His most recent position is President and CEO of Fiber Crown Manufacturing, Inc., based in Vancouver, British Columbia, which manufacturers exterior insulation finishing systems and products. Previously, he was vice president of sales and marketing at AVCAN Systems Corporation, a technology company which developed a fully digital aerial system which integrates high resolution cameras interlinked with a GPS system. From 1993 to 1999, he was a co-founder and partner of Prodevco Company Ltd., which provided consulting services for the acquisition, disposition and development of real estate assets in the United States. He was also a co-founder and partner of Kardos-Long Inc., based in California, a sports event marketing firm which re-introduced world class Formula 1 racing in the United States, from 1989 to 1993. Mr. Kardos was also a Vice President for Wang Computers from 1986 to 1989 in its sales and marketing division.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2002

REDCELL POWER CORPORATION

/s/ CAMERON KING
-----------------------
By: Cameron King
Chief Executive Officer